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                                                                    Exhibit 10.7

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

     Agreement made this 17 day of December, 1999 by and between John T. W.
                         --
Baggott ("Baggott") and Embedded Support Tools Corporation ("Company").

     Reference is made to a certain Employment Agreement dated July 1, 1999 between Baggott and the Company (the "Agreement").

     WHEREAS, in order to facilitate the Company's prospects for successful completion of a public offering of its shares of common stock and Baggott's opportunity to include a portion of his shares in such offering, the parties wish to effect certain changes in the Agreement.

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants hereinafter set forth, the parties hereto acting in reliance upon the representations and warranties of the others contained in this Agreement, agree as follows:

     1. Section 1.1 of the Agreement is hereby amended such that the phrase reading "From the Effective Date through December 31, 1999 (the "Transition Period") shall henceforth read "From the Effective Date through December 17, 1999".

     2. The "Transition Period" as used in Section 1.1 of the Agreement shall end on December 17, 1999 for all purposes, including without limiting the generality of the foregoing, the date as of which Baggott shall resign as Treasurer and Vice-President of the Company and assume the role of Vice-President, Human Resources except, however, that Baggott's current salary shall continue through December 31, 1999 at the rate of $250,000 per year and shall change to $125,000 effective only upon January 1, 2000.

     Except as set forth above, the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

COMPANY:                      EMBEDDED SUPPORT TOOLS
                                 CORPORATION,
                                 a Massachusetts corporation



                              By: /s/ Peter Dawson
                                  ----------------
                                      Peter Dawson, President



BAGGOTT:                      By: /s/ John T.W. Baggott
                                  ---------------------
                                      John T.W. Baggott